Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-229840) of Hecla Mining Company of our report dated June 16, 2023, relating to the financial statements and supplemental schedule of Hecla Mining Company Capital Accumulation Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Denver, Colorado

June 16, 2023